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                                                                       Exhibit 5

                                October 11, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

     Re:  Accent Color Sciences, Inc.
          ---------------------------

Ladies and Gentlemen:

     We have acted as counsel for Accent Color Sciences, Inc., a Connecticut Corporation ("the Company"), in connection with the proposed issuance by the Company of up to an aggregate of 3,450,000 shares of the Company's Common Stock, without par value (the "Common Stock") pursuant to the Company's initial public offering of such Common Stock (the "Offering") as described in the Company's Registration Statement on Form S-1 (the "Registration Statement") being filed this date under the Securities Act of 1933, as amended.

     In connection with the following opinion, we have reviewed the Registration Statement and the Underwriting Agreement filed as an exhibit thereto. We are familiar with the action taken by the Company to date with respect to the approval and authorization of the Offering. We have examined original, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. We are furnishing this opinion in connection with the filing of the Registration Statement.

     Based upon the foregoing, we are of the opinion that, upon the effectiveness of the Registration Statement, the shares of the Common Stock proposed to be issued by the Company under the Registration Statement will, when issued, be validly issued, fully paid and non-assessable.

     We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement and to reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                  Very truly yours,

                                  MURTHA, CULLINA, RICHTER AND PINNEY


                                  By /s/ Willard F. Pinney, Jr.
                                    -----------------------------------
                                    Willard F. Pinney, Jr.
                                    A Partner